UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2005

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 North Valley Road, Paoli, Pennsylvania		19301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2005, the Compensation Committee of the Board of Directors adopted an amendment to the 2002 Stock Incentive Plan of AMETEK, Inc. (the "2002 Plan") to (1) increase the maximum number of shares that may be awarded as restricted shares, stock appreciation rights, phantom stock awards and phantom stock units from 400,000 to 1,200,000 shares and (2) increase the maximum number of shares of the Plan that may be awarded to any single individual during the duration of the Plan from 600,000 to 1,400,000. This amendment does not increase the maximum number of shares available for awards under the 2002 Plan. The Board of Directors ratified the amendment on March 4, 2005, subject to stockholder approval at the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders held on April 26, 2005, the proposed amendment to the Plan was approved by the stockholders and became effective on that date. Currently, a maximum of 4,000,000 shares may be granted under the 2002 Plan. As of March 31, 2005, 1,729,180 shares had been granted and 2,270,820 shares remained available for grant. A copy of the 2002 Stock Incentive Plan of AMETEK, Inc., as amended, is attached to this report as Exhibit 10.1

On April 27, 2005, the Compensation Committee of the Board of Directors granted 350,000 shares of restricted stock to Frank S. Hermance, Chairman and Chief Executive Officer of the Company under the 2002 Plan, as amended. These shares will vest on the earliest to occur of (a) April 26, 2011, provided Mr. Hermance has been in the continuous employ of AMETEK through that date, (b) the death or disability of Mr. Hermance, (c) the termination of Mr. Hermance's employment by the Company without cause, (d) a "Change in Control" (as defined), or (e) the closing price of AMETEK's common stock on any five consecutive trading days equaling or exceeding $75.16 per share. A copy of the Restricted Stock Agreement with Mr. Hermance is attached hereto as Exhibit 10.2.

Item 8.01. Other Events.

The Company has decided that it will not begin expensing stock options as of July 1, 2005, the date that would have been required for the Company by Financial Accounting Standards Board (FASB) Statement No. 123(R), "Share-Based Payment". Instead, AMETEK will take advantage of the Securities and Exchange Commission’s April 14, 2005 guidelines, which amended the FASB compliance date for expensing employee stock options to January 1, 2006 for the Company. During AMETEK’s first quarter 2005 earnings teleconference/webcast on April 20, 2005, Frank S. Hermance, AMETEK’s Chairman and Chief Executive Officer, stated that at that time the Company was still considering if it would expense stock options as of July 1, 2005, although not required to do so until January 1, 2006. The 2005 expense for adopting Statement No. 123(R) as of July 1, 2005 was reflected in AMETEK's full-year 2005 earnings guidance, which it gave in its first quarter 2005 earnings announcement on April 20, 2005.

For 2005, the effect on net income of recognizing the nondeductible expense associated with the Restricted Stock Agreement discussed in Item 1.01 above is approximately equal to the after tax expense saving from the delay in expensing stock options until January 1, 2006, previously noted.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1: 2002 Stock Incentive Plan of AMETEK, Inc, as amended

Exhibit 10.2: 2002 Stock Incentive Plan Restricted Stock Agreement dated April 27, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

April 29, 2005	By:	Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President & Comptroller

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Exhibit Index

Exhibit No.	Description

10.1	2002 Stock Incentive Plan of AMETEK, Inc., as amended
10.2	2002 Stock Incentive Plan Restricted Stock Agreement dated April 27, 2005